                                                                      EXHIBIT 21


                     SUBSIDIARIES OF ARCH CHEMICALS, INC.(1)
                     ---------------------------------------
                            (as of December 31, 2004)

SUBSIDIARY                                                   JURISDICTION                        PERCENTAGE OF
                                                             WHERE ORGANIZED                     DIRECT/INDIRECT
                                                                                                 OWNERSHIP BY ARCH
                                                                                                 OF VOTING
                                                                                                 SECURITIES
Arch Acquisition, LLC                                        Delaware                                 100%
Arch Asia Holdings, Ltd.                                     Republic of Mauritius                    100%
Arch Chemicals B.V.                                          The Netherlands                          100%
Arch Chemicals California Holdings, Inc.                     Delaware                                 100%
Arch Chemicals Canada, Inc.                                  Canada                                   100%
Arch Chemicals Coatings Singapore Pte Ltd                    Singapore                                100%
Arch Chemicals Far East, Limited                             Delaware                                 100%
Arch Chemicals GmbH                                          Germany                                  100%
Arch Chemicals Holdings, Inc.                                Virginia                                 100%
Arch Chemicals (Hong Kong) Limited                           Hong Kong                                100%
Arch Chemicals Japan, Inc.                                   Japan                                    100%
Arch Chemicals Limited                                       United Kingdom                           100%
Arch Chemicals Receivables Corp.                             Delaware                                 100%
Arch Chemicals S.A.                                          France                                   100%
Arch Chemicals Singapore Pte Ltd                             Singapore                                100%
Arch Chemicals Specialty Products, Inc.                      Delaware                                 100%
Arch Chemicals S.R.L.                                        Italy                                    100%
Arch Chemicals (Suzhou) Co., Ltd.                            People's Republic of China               100%
Arch Chemicals UK Holdings Limited                           United Kingdom                           100%
Arch Coatings Espana, S.L.                                   Spain                                    100%
Arch Coatings France SA                                      France                                   100%
Arch Coatings Italia S.p.A.                                  Italy                                    100%
Arch Color S.p.A.                                            Italy                                    100%
Arch Electronic Chemicals, Inc.                              Pennsylvania                             100%
Arch Export Trading Corporation                              Barbados                                 100%
Arch International Trading (Shanghai) Co., Ltd.              People's Republic of China               100%
Arch Investments France S.A.S.                               France                                   100%
Arch Personal Care Products, L.P.                            New Jersey                               100%
Arch Products Holdings, Inc.                                 Virginia                                 100%
Arch Quimica Andina C.A.                                     Venezuela                                100%
Arch Quimica Argentina S.R.L.                                Argentina                                100%
Arch Quimica Brasil Ltda.                                    Brazil                                   100%
Arch Quimica Colombia S.A.                                   Colombia                                 100%
Arch Quimica Uruguay S.A.                                    Uruguay                                  100%
Arch Timber Protection AB                                    Sweden                                   100%

-----------------------------
(1) There are omitted from the list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                      Exhibit 21


SUBSIDIARY                                                   JURISDICTION                        PERCENTAGE OF
                                                             WHERE ORGANIZED                     DIRECT/INDIRECT
                                                                                                 OWNERSHIP BY ARCH
                                                                                                 OF VOTING
                                                                                                 SECURITIES
Arch Timber Protection B.V.                                  The Netherlands                          100%
Arch Timber Protection NV/SA                                 Belgium                                  100%
Arch Treatment Technologies, Inc.                            Virginia                                 100%
Arch UK Biocides Limited                                     United Kingdom                           100%
Arch Water Products France S.A.S.                            France                                   100%
Arch Water Products South Africa (Proprietary) Limited       South Africa                             100%
Arch Wood Protection Canada Corp.                            Canada                                   100%
Arch Wood Protection, Inc.                                   Delaware                                 100%
Doe Run Gas Marketing Company                                Kentucky                                 100%
Doe Run Gas Transmission Company                             Kentucky                                 100%
Hickson Finance, Inc.                                        Delaware                                 100%
Hickson Insurance Limited                                    United Kingdom                           100%
Hickson International Limited                                United Kingdom                           100%
Hickson Investments Limited                                  United Kingdom                           100%
Hickson Limited                                              United Kingdom                           100%
Hickson Nederland BV                                         The Netherlands                          100%
Hickson (USA) Corp.                                          Delaware                                 100%
Hydromen Espana, S.L.                                        Spain                                    100%
Inversiones Hickson Chile SA                                 Chile                                    100%